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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Guidant Corporation (the "Company") of our report dated January 30, 2001, included in the 2000 Annual Report to Shareholders of the Company.

Our audits also included the financial statement schedule of the Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-00014 on Form S-3 dated January 17, 1996, as amended by the Post-effective Amendment No. 1 to Form S-3 effective December 3, 1998; Registration Statement Number 333-02334 on Form S-8 dated March 14, 1996; Registration Statement Number 333-17897 on Form S-8 dated December 16, 1996; and Registration Statement Number 333-69343 on Form S-8 dated December 21, 1998, of our report dated January 30, 2001, with respect to the consolidated financial statements of the Company, which are incorporated by reference into the Company's Annual Report (Form 10-K) for the year then ended December 31, 2000.


Ernst & Young LLP
/s/ Ernst & Young LLP



Indianapolis, Indiana
March 26, 2001